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                                                             EXHIBIT 23.13

                         [DeRouen & Wells Letterhead]


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference of our firm under the caption "Experts" and to the use of our reports dated April 22, 1996, with respect to the financial statements of Russell's Communications, Inc., dba LaPageCo, included in the Registration Statement (Form S-3 No. 333-03223) and the related Prospectus for ProNet Inc.

We also consent to the incorporation by reference in the Registration
Statements:

        Form S-8       No. 33-18977        1987 Stock Option Plan

        Form S-8       No. 33-52606        1987 Stock Option Plan

        Form S-8       No. 33-80382        1994 Stock Option Plan

        Form S-8       No. 33-81220        Non-Employee Director Stock
                                            Option Plan

        Form S-8       No. 33-66193        Long-Term Incentive Plan

        Form S-3       No. 33-61279        2,000,000 Shares registered




                                       /s/ DEROUEN  & WELLS
                                       -----------------------------
                                       DeRouen  & Wells, CPA's

                                       May 29, 1996